Certain confidential information contained in this document, marked by [**], has been omitted because

SOPHiA GENETICS SA (SOPHiA) has determined that the information (i) is not material and (ii) is the type that SOPHiA customarily and actually treats as private or confidential.

Exhibit 10.4

AGREEMENT FOR THE CO-MARKETING OF

PRODUCTS AND SERVICES

BETWEEN:	AGILENT TECHNOLOGIES, INC., a company organized under the laws of Delaware, with registered offices at [**] (hereinafter referred to as “Agilent”)

AND:

SOPHiA GENETICS S.A., a company organized under the laws of Switzerland, with registered offices at Rue du Centre 172, CH-1025 Saint-Sulpice, Switzerland,

(hereinafter referred to as “SOPHiA”)

Agilent and SOPHiA may hereinafter jointly also be referred to as the “Parties” and each individually as a “Party”

WHEREAS SOPHiA seeks to develop algorithms to analyse data associated with Agilent gene panels and sell access to its platform to interpret this data;

WHEREAS Agilent commercializes certain products, such as, without limitation, next-generation sequencing reagent kits, gene panels and equipment related to the sequencing of biological samples, which it produces, manufactures and sells;

WHEREAS the SOPHiA Products (as defined hereinafter) and the Agilent Products (as also defined hereinafter) are desired to be adapted and made complementary of one another;

WHEREAS SOPHiA and Agilent desire to provide for marketing and sale of their products to current and prospective customers (with each party selling its own products to customers), under the terms and conditions of this present co-marketing agreement (the “Agreement”);

WHEREAS the Parties anticipate that such coordinated activities will include not only marketing and sales activities, but also related support services, and potentially the development of certain intellectual property;

NOW, THEREFORE, the Parties agree and covenant as follows:

1.	DEFINITIONS

1.1.	The following terms shall have the following meaning:

“Affiliates” means any entity controlled by, controlling, or under control with, SOPHiA or Agilent, as the case may be, and “Control” and its derivates shall mean control by majority ownership of, or the ability to direct the disposition or exercise of voting rights of, the voting and capital stock or ownership interest of the entity in question.

“Agilent Complementary Offering Product” means the Agilent Product identified in Schedule 2.

“Agilent Product Data” means the data and information to be transferred from Agilent to SOPHiA hereunder as further described in Schedule 4.

“Agilent Products” means those products that are manufactured, produced and sold by Agilent as identified in Schedule 2.

“Agilent Trademarks” means the registered trademarks and trade names of Agilent, and any registration or applications in the Territory in regard thereto and any trademarks Agilent or its Affiliates subsequently add thereto by mutual agreement of the Parties.

“Agilent Confidential Information” means all confidential information of Agilent or its Affiliates or their respective customers, which are either marked confidential or which SOPHiA should reasonably expect are confidential or proprietary, including, without limitation, technical data, designs, specifications, methods, processes, systems, test reports, protocols, sources of supply and/or marketing data.

“Background Intellectual Property” means any intellectual property and associated legal rights therein of either or both Parties developed before or independent of this Agreement, including inventions, patent applications, patents, copyrights, know-how, trademarks, trade secrets and proprietary information, including but not limited to, technical data and source code.

“Complementary Offering Product” means as applicable the SOPHiA Complementary Offering Product or Agilent Complementary Offering Product.

“Complementary Offering” means the assemblage of SOPHiA Products and Agilent Products co-marketed by the Parties as part of this Agreement. It is understood that, the purchaser shall purchase the SOPHiA Products directly from SOPHiA and the Agilent Products directly from Agilent.

“Confidential Information” means collectively Agilent Confidential Information and SOPHiA Confidential Information.

“GDPR” means General Data Protection Regulation 2016/679.

“Jointly Developed Intellectual Property” means intellectual property arising from performance pursuant to this Agreement that each Party contributed substantially to the development of, concerning components, methods, processes or algorithms related to either SOPHiA Products or Agilent Products.

“Patents” means patents, patent applications (including provisional patent applications) and any issued or pending divisionals, continuations, continuations-in-part, re-issues, re-examinations, renewals or extensions thereof and any foreign counterpart of any of such patents.

“Personal Data” means any information relating to an identified or identifiable natural person (‘data subject’); an identifiable natural person is one who can be identified, directly or indirectly, in particular by reference to an identifier such as a name, an identification number, location data, an online identifier or to one or more factors specific to the physical, physiological, genetic, mental, economic, cultural or social identity of that natural person.

“Processing” (and its conjugates, including without limitation “Process”) shall mean any operation or set of operations that is performed upon Personal Data, including without limitation collection, recording, retention, alteration, use, disclosure, access, transfer, or destruction.

“Solely Developed Intellectual Property” means intellectual property arising from performance pursuant to this Agreement and developed solely by one Party without any substantial contribution of the other Party.

Certain confidential information contained in this document, marked by [**], has been omitted because SOPHiA GENETICS SA

(SOPHiA) has determined that the information (i) is not material and (ii) is the type that SOPHiA customarily and actually treats as private or confidential.

“SOPHiA Complementary Offering Product” means the SOPHiA Product identified in Schedule 1.

“SOPHiA Product Data” means the data and information about SOPHiA Products to be transferred to Agilent hereunder as described in Schedule 5.

“SOPHiA Products” means the Products that are manufactured, developed, produced and sold by SOPHiA as identified in Schedule 1.

“SOPHiA Trademarks” means the registered trademarks and trade names of SOPHiA, and any registration or applications in the Territory in regard thereto and any trademarks SOPHiA or its Affiliates subsequently add thereto by mutual agreement of the Parties.

“SOPHiA Confidential Information” means all confidential information of SOPHiA or its Affiliates or their respective customers, which are either marked confidential or which Agilent should reasonably expect are confidential or proprietary, including, without limitation, technical data, designs, specifications, methods, processes, systems, test reports, protocols, sources of supply, and/or marketing data.

“Term” and “Initial Term” means the term and initial term indicated in Section 12, below.

“Territory” means the countries and locations indicated in Schedule 3, hereto.

“Trademark” means as applicable the SOPHiA Trademark or Agilent Trademark.

2.	DEVELOPMENT ACTIVITIES

2.1.

Transfer of Agilent Data. Reasonably promptly after execution of this Agreement, Agilent shall transfer the Agilent Product Data to SOPHiA. Agilent Product Data shall be deemed Agilent Confidential Information whether or not marked as such. SOPHiA shall use Agilent Product Data solely for purposes of developing the SOPHiA Complementary Offering Product and shall not use Agilent Product Data for any other purpose.

3.	INTELLECTUAL PROPERTY

3.1	All right, title and interest in and to Solely Developed Intellectual Property shall be owned by the Party that developed such Intellectual Property.

3.2

All right, title and interest in and to Jointly Developed Intellectual Property shall be jointly owned by the Parties. SOPHiA shall have the right to use Jointly Developed Intellectual Property in connection with the development and commercialization of algorithms and software for analysis of gene panels and shall not use the Jointly Developed Intellectual Property for any other purpose. Agilent shall have the right to use Jointly Developed Intellectual Property in connection with the development, analysis, and commercialization of gene panels and shall not use the Jointly Developed Intellectual Property for any other purpose. Neither Party shall independently file any patent, trademark, or copyright applications concerning Jointly Developed Intellectual Property without the knowledge and cooperation of the other Party. In the event that either Party desires to obtain intellectual property protection concerning Joint Intellectual Property, such Party will notify the other party in writing and such Joint Intellectual Property shall be subject to a separate agreement between the Parties regarding protection costs, use and the rights related thereto. For the purpose of clarity, any algorithm developed by SOPHiA as part of this Agreement without a substantial contribution of Agilent shall not be construed as Jointly Developed Intellectual Property, but shall constitute SOPHiA’s Solely Developed Intellectual Property.

Certain confidential information contained in this document, marked by [**], has been omitted because SOPHiA GENETICS SA

(SOPHiA) has determined that the information (i) is not material and (ii) is the type that SOPHiA customarily and actually treats as private or confidential.

3.3

Promotional, marketing or product-related materials and documentation co-developed by the Parties under the scope of this Agreement shall be Jointly Developed Intellectual Property. During the Term of this Agreement, each of SOPHiA and Agilent (and their respective Affiliates) may use such promotional, marketing or product-related materials and documentation solely for the purposes and commercial activities set forth in this Agreement.

3.4

This Agreement does not grant and shall not be construed as implying that either Party shall have the right to use Background Intellectual Property of the other Party except as otherwise provided in this Agreement and neither Party will as a result of this Agreement, acquire any right, title, or interest in any Background Intellectual Property of the other Party.

3.5

As part of this Agreement, SOPHiA may communicate certain improvements, alterations, comments, feedback or suggestions to Agilent relating to Agilent Products (collectively, the “SOPHiA Feedback”) and Agilent may communicate certain improvements, alterations, comments, feedback or suggestions to SOPHiA relating to SOPHiA Products (collectively, the “Agilent Feedback”). SOPHiA Feedback shall be deemed Agilent Confidential Information hereunder and shall be owned solely by Agilent. Agilent Feedback shall be deemed SOPHiA Confidential Information hereunder and shall be owned solely by SOPHiA.

3.6	Except as specifically set forth in this Agreement, neither Party’s intellectual property shall be licensed, assigned or otherwise transferred to the other Party.

4.	CO-MARKETING ACTIVITIES

4.1.

Promotion of Agilent Products. In connection with the promotion by SOPHiA of the Agilent Products, Agilent hereby authorizes SOPHiA, its Affiliates, authorized distributors and resellers to promote Agilent Products in accordance with this Agreement, including, without limitation, providing marketing material, specifications (as indicated from time to time by Agilent) and otherwise mention the Agilent Products to its network of existing and new customers.

4.2.

Promotion of SOPHiA Products. In connection with the promotion by Agilent of the SOPHiA Products, SOPHiA hereby authorizes Agilent, its Affiliates, authorized distributors and resellers to promote SOPHiA Products in accordance with this Agreement, including, without limitation, providing marketing material, specifications (as indicated from time to time by SOPHiA) and otherwise mention the SOPHiA Products to its network of existing and new customers.

4.3.

Coordinated Marketing Activities. The Parties shall mutually agree on the marketing activities to be conducted with respect to the Complementary Offering. SOPHiA and Agilent, at their own respective costs and expense, shall use reasonable efforts to perform such marketing activities with the agreed upon timelines. Each Party is responsible for (i) printing, publishing and distributing at its own cost and expense, any such marketing materials, and (ii) training of its respective relevant sales and technical personnel in connection with the joint marketing and promotion of the SOPHiA Products and Agilent Products. For the avoidance of doubt all marketing materials (such as but not limited to marketing brochures and websites) shall be approved in writing by both Parties. Prior to use, marketing materials shall be sent to the other Party for approval, which shall not be unreasonably withheld.

4.4.

Either Party may, upon prior written consent of the other Party, issue one or more press releases relating to this Agreement and to the Products herein. The text of any such press release shall be mutually agreed by both Parties and shall be subject to both Parties’ written consent before each time such release is used or published. Except for the information disclosed in such press release, neither Party shall reveal the terms of this Agreement in any publicity or advertising without the prior written approval of the other Party. Each Party shall have the right to identify the other Party and to disclose the terms of this agreement to the limited extend required by applicable laws and regulations, provided that the disclosing Party takes reasonable and lawful actions to minimize the degree of such disclosure.

Certain confidential information contained in this document, marked by [**], has been omitted because SOPHiA GENETICS SA

(SOPHiA) has determined that the information (i) is not material and (ii) is the type that SOPHiA customarily and actually treats as private or confidential.

5.	COORDINATED SALES ACTIVITIES

5.1.

Sales promotion. Within [**] after the date hereof, SOPHiA and Agilent shall each designate to the other in writing a key sales contact person (the “Contact Person”) for coordinating the marketing activities, and on a regular basis thereafter such Contact Persons of the parties shall, subject to all applicable laws share with each other information regarding customers or potential customers (“Leads”) of SOPHiA and Agilent for the sole purpose of promoting sales of the Complementary Offering, it being understood that:

5.1.1.

The Contact Person for each Party may assign such Lead to a specified salesperson from such Party for follow-up with a designated salesperson of the other Party hereto. Any joint sales visit to any Lead shall be coordinated between the designated salesperson of SOPHiA and Agilent, and any travel costs or other expenses in connection with such sales visit shall be borne by the respective party.

5.1.2.

The designated salesperson(s) shall promptly report to the Contact Person of the relevant Contact Person of SOPHiA and Agilent, respectively, the results of any such joint sales visit and the contemplated next steps.

5.1.3.

Leads may be referred between either Party at the sole discretion of referring Party. However, referrals for Leads that will benefit the purposes of this agreement shall not be unreasonably withheld by either Party.

5.1.4.	Lead information may be used solely for the purposes of promoting Sales of the Complementary Offering and for no other purpose.

5.1.5.	Except as set forth herein, neither Party shall provide customer information to the other Party.

5.2.

Sales. Except as contemplated pursuant to any other agreement pertaining to the same subject-matter, each of SOPHiA and Agilent shall sell their respective products to any Lead in separate sales transactions between SOPHiA and Agilent, respectively, on the one hand, and the Lead, on the other hand, and each of SOPHiA and Agilent shall invoice the Lead separately.

5.3.

After sales service. SOPHiA shall be responsible for support requests from Leads with regards to the SOPHiA Product. Agilent shall be responsible for support requests from Leads with regards to the Agilent Product. If a Lead submits a support request to the incorrect party, the other party shall forward such request to the Contact Person for the other party within [**].

5.4.

Other products. Each Party hereto acknowledges and agrees that the cooperative efforts hereunder are non-exclusive with regards to other products and/or services developed, produced, manufactured or sold by them respectively and not referenced to in this Agreement, and neither Party has the duty or obligations to refer any particular Lead, even if within the Territory, to the other Party. In addition, each Party acknowledges and agrees that the other Party hereto may promote, market, and sell its respective Products with the products of competitors of the other Party hereto, provided, however, that such Party does not breach its obligations under this Agreement (such as, without limitation, subsection 4.1 and Section 9). In addition, each Party acknowledges and agrees that the other Party may independently develop or acquire products that use or contain technology, ideas, concepts, know-how or techniques similar to those of the other Party’s hereunder and commercialize such product, provided, however, that such products are developed without the use of any Confidential Information of the other Party.

Certain confidential information contained in this document, marked by [**], has been omitted because SOPHiA GENETICS SA

(SOPHiA) has determined that the information (i) is not material and (ii) is the type that SOPHiA customarily and actually treats as private or confidential.

5.5.

Pricing, payment and relationship with Leads. It is understood that even if the Complementary Offering is marketed jointly by the Parties, the individual components of the Complementary Offering, constituting of the SOPHiA Product and Agilent Product(s), shall be sold individually. To that extent, the following conditions shall apply:

5.5.1.

The Parties shall discuss in good faith when one of them becomes aware of a new Lead. Each Party shall determine in its sole discretion, the pricing for its applicable product for such Lead. The Parties shall not coordinate pricing for the Complementary Offering and shall not provide pricing to the other except for standard list prices and publicly available then-current market prices.

5.5.2.

Upon acceptance of an offer by a Lead, each Party shall provide to the Lead a standard commercial agreement for their respective parts in the Products. Each Party shall be free to discuss its standard terms and conditions applicable to the sale of its Complementary Offering Product (such as terms of use, licenses or terms of sale) with such Lead. Such discussions shall be at each Party’s entire discretion, and a Party may elect to back out of an agreement if the terms requested by the Lead are not acceptable.

5.5.3.

Each Party shall provide its respective product of the Complementary Offering to such Lead solely if the Lead has agreed to purchase both the SOPHiA Complementary Offering Product and the Agilent Complementary Offering Product, and the duration for the provision of the SOPHiA Complementary Offering Product and the Agilent Complementary Offering Product are the same.

5.5.4.	Once the Lead has agreed to commercial terms with each Party, the Lead shall order SOPHiA Products from SOPHiA, and Agilent Products from Agilent.

5.5.5.

Each Party shall invoice the Lead in accordance with their general terms and conditions, as indicated in their respective commercial agreements, and the Lead shall pay individually each Party for the SOPHiA Product and the Agilent Product, respectively.

5.5.6.

Each Party agrees that during the term of the commercial agreement for such Lead, it shall not, directly or indirectly, dislodge or influence the Lead to purchase a product or service that would replace the Complementary Offering.

5.5.7.

Should a Lead or a Party terminate its commercial agreement with one of the Parties for either the SOPHiA Products or the Agilent Products, the Party that was terminated shall provide notice to the other Party.

5.5.8.

After the Parties consummate sale of their respective Product to the Lead, the Lead is a customer of each respective Parties and each Party is free to use the information required to provide services to such Lead consistent with such Party’s customer information policies.

6.	DATA PRIVACY

6.1.

Independent Controllers. With respect to Lead Personal Data, Agilent solely determines the purposes and means of Agilent’s Processing of such Personal Data. Similarly, SOPHiA solely determines the purposes and means of SOPHiA’s Processing of such Personal Data. Therefore, the Parties agree that each is an independent controller of such Personal Data. Each Party undertakes to comply with the following obligations with respect to such Personal Data:

Certain confidential information contained in this document, marked by [**], has been omitted because SOPHiA GENETICS SA

(SOPHiA) has determined that the information (i) is not material and (ii) is the type that SOPHiA customarily and actually treats as private or confidential.

6.1.1.

Each Party shall ensure that it has all necessary consents or other lawful grounds, and notices in place to enable lawful transfer of Personal Data to the other Party and for the other Party to Process such Personal Data in accordance with this Agreement. Each Party warrants and represents that it is and will at all relevant times remain duly and effectively authorized to provide the Personal Data to the other Party. In particular, each Party warrants and represents that (i) it has obtained and will maintain all necessary rights and authorization for such communication and processing by the other Party in accordance with the Agreement, (ii) it has informed the data subject about the processing in accordance with this Agreement and (iii) such Personal Data are adequate, relevant, limited to the purposes of the Personal Data processing in accordance with this Agreement, accurate and up-to-date. Each Party shall provide solely that Personal Data that is relevant for the purposes of this Agreement.

6.1.2.	Each Party shall Process Personal Data in compliance with all applicable laws, including data protection laws, including GDPR.

6.1.3.

Technical and organizational security measures that are appropriate to the risks, such as against accidental or unlawful destruction or accidental loss, alteration, unauthorized disclosure or access, presented by the processing must be taken by each Party.

6.1.4.

In the event of any actual or suspected security incident affecting Personal Data provided by the other Party, the Party in receipt of such Personal Data shall notify the providing Party via e-mail within [**] of discovering such incident:

For Agilent: to [**].

For SOPHiA to [**]

6.1.5.

Each Party shall notify the other Party promptly, and in any event within [**] of receipt of any correspondence from: (I) a data protection regulator in relation to Personal Data provided hereunder, or (II) a request or notice from a data subject exercising his rights under the data protection laws including to access, rectify or delete Personal Data provided hereunder.

6.2.

Categories of Personal Data processed. Each Party may process (i) Agilent Product Data, which may contain Personal Data, which Personal Data is described in Exhibit 4, (ii) SOPHiA Product Data, which may contain Personal Data, which Personal Data is described in Exhibit 5, (iii) Lead Personal Data and (iv) Personal Data of any member of the personnel of each Party or any Affiliates (i.e. contact details).

6.3.	Recipient of Personal Data. The access of the Personal Data set forth in Section 6.2 is limited to duly authorized members of the personnel of each Party, its Affiliates and its processors.

6.4.

Transfer of Personal Data. Each Party shall not transfer such Personal Data to countries outside the European Union without adequate level of protection and without appropriate safeguards as defined by the data protection laws and in particular by the GDPR. It is understood that the Parties shall sign the European Union Standard Contractual Clauses.

6.5.	Purposes of the processing. The aforementioned Personal Data will be processed by each Party to:

•

perform this Agreement, with regard to processing operations intended to carry out operations relating to the follow-up of the contractual relationship and to perform the contractual obligations of each Party (services, invoices, accounting, development of the agreed algorithm),

Certain confidential information contained in this document, marked by [**], has been omitted because SOPHiA GENETICS SA

(SOPHiA) has determined that the information (i) is not material and (ii) is the type that SOPHiA customarily and actually treats as private or confidential.

•

respect the legitimate interest pursued by each Party, with regard to processing operations for the purpose of improving and/or developing products and/or services of each Party, or compiling statistics, or conducting scientific and/or medical research, or selecting suppliers, or promoting products and services of each Party, to the extent such activities are consistent with the notice provided to the data subject;

•

comply with legal obligations applicable to each Party, with regard to processing for invoicing and accounting purposes or the management of requests for the exercise of rights of access, rectification, limitation, restriction, opposition, erasure and portability of the data subject.

6.6.

Period of processing. The aforementioned Personal Data is subject to processing and shall be kept by each Party in a form which permits identification of data subjects for no longer than is necessary for the purposes for which the aforementioned Personal Data are processed. In this respect, such Personal Data shall be kept for the duration of the Agreement, without prejudice to any retention obligations or limitation periods; provided, however, with respect to Lead Personal Data where a sale was made, a Party may retain such information in accordance with Section 5.5.8.

6.7.

Rights of data subject. The data subjects may have a permanent right of access, rectification, limitation, restriction, opposition, erasure and portability to all their Personal Data, in accordance with the data protection laws. They also may have a right to lodge a complaint with a Supervisory Authority, if they consider that any processing of their Personal Data infringes the requirements of data protection laws. They may at any time make a request by sending an e-mail to SOPHiA GENETICS to: [**] and to Agilent to [**]. For reasons of security and proof and to avoid any fraudulent request, this request must be accompanied by identity document.

6.8.

Each Party understands that the other Party will collect Personal Data such as the Party’s personnel names and contact details on the basis of such other Party’s legitimate interests for the purpose of the efficient operation of the Agreement. Each Party will store and use the Personal Data in accordance with their respective security and privacy policies.

SOPHiA shall inform its affected personnel that Agilent will store and use SOPHiA’s personnel names and contact details in accordance with Agilent’s Privacy Statement, available at www.agilent.com/go/privacy.

7.	TRADEMARKS

7.1.

Each Party will provide the other Party with electronic files containing the trademarks, logos and trade names of such Party for the limited purposes provided in Section 4 hereinabove. Only those trademarks, logos and tradenames required for the limited purpose of this Agreement shall be so provided.

7.2.

By SOPHiA. SOPHiA hereby grants to Agilent and its Affiliates, during the Term hereof, a limited, non-sublicensable, non-transferable (except as set forth in subsection 13) royalty-free, non-exclusive right and license to use the SOPHiA Trademarks and SOPHiA Confidential Information in the Territory solely for the promotion and marketing of the SOPHiA Products as part of the joint marketing efforts contemplated herein, it being expressly understood that Agilent and its Affiliates shall discontinue the use thereof upon expiration or termination of this Agreement.

7.3.

By Agilent. Agilent hereby grants to SOPHiA and its Affiliates, during the Term hereof, a limited, non-sublicensable, non-transferable (except as set forth in subsection 13) royalty-free, non-exclusive right and license to use the Agilent Trademarks and Agilent Confidential Information in the Territory solely for the promotion and marketing of the Agilent Products as part of the joint marketing efforts contemplated herein, it being expressly understood that SOPHiA and its Affiliates shall discontinue the use thereof upon expiration or termination of this Agreement.

Certain confidential information contained in this document, marked by [**], has been omitted because SOPHiA GENETICS SA

(SOPHiA) has determined that the information (i) is not material and (ii) is the type that SOPHiA customarily and actually treats as private or confidential.

7.4.

Ownership of each Party’s marks. Each Party acknowledges and agrees that it has no right, title or interest in the other Party’s marks, except the limited use of the same as provided herein or as otherwise provided in writing by the Parties, and that nothing in this Agreement shall be construed as an assignment or grant to any right, title or interest in the other Party’s marks. All use of marks owned by one Party (“Licensor”) by the other Party (“Licensee”) and goodwill created therein shall inure to the benefit of the Party owning the marks. The Licensor of the Trademark shall have the sole and exclusive right to enforce any rights in its Trademarks. Each Party shall assist the other Party in the maintenance and protection of the other Party’s marks and any registrations therefor by taking such acts and executing such documents, at the other Party’s expense, as the other Party reasonably requires to protect or register its marks anywhere in the world.

7.5.

Other than the express licenses granted herein with respect to each Licensor’s Trademarks, nothing herein will grant to Licensee any other right, title or interest in Licensor’s Trademarks. The Licensor shall have the sole and exclusive right to enforce any rights in Licensor’s Trademarks.

7.6.

Each use of a Party’s Trademarks by the other Party will be accompanied by a legend specifying that such Trademarks are trademarks of the other Party, and will be in accordance with the other Party’s then-current trademark usage policies as provided in writing from time to time. Any specific use by either Party (the “First Party”) of the other Party’s trademarks or trade names in any advertising copy, brochures, or literature or in promotional material, or on the letterhead of the First Party, shall be submitted in advance for approval by such other Party.

8.	WARRANTIES

8.1.

Mutual Warranties. Each Party represents and warrants that it has the right and authority to enter into this Agreement and to provide the rights granted hereunder, and that by entering into this Agreement, it will not violate, conflict with or cause a material default under any other contract, agreement, indenture, decree, judgment, undertaking, conveyance, lien or encumbrance to which it is a party or by which it or any of its property is or may become subject or bound.

8.2.

Compliance with Laws. Each Party represents and warrants that no consent, approval or authorization of or designation, declaration or filing with any governmental authority is required in connection with the valid execution, delivery, and performance of this Agreement. Each Party shall, at its own expense, comply with all laws, regulations and other legal requirements that apply to it and this Agreement, including copyright, privacy and communications decency laws. All products marketed under this Agreement shall be marketed solely for research use only and each Party agrees to comply with all applicable laws regarding marketing of such Products. Each Party shall comply with the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “Act”) and the U.S. Anti-Kickback Statute (42 U.S.C. 1320a-7b) and neither Party, nor any of its directors, officers, employees, or agents will make or offer to make any payment or gift directly or indirectly to any third party, including any employee, officer, or representative of any governmental entity or instrumentality or to any foreign political party, or candidate, save that gifts of a nominal value which comply with all applicable laws and regulations, and are not given to influence any commercial or official decision may be permitted.

8.3.

Conformity with published specifications. Complementary Offering Products sold by a Party to end-user shall comply with its published specification, as may be revised from time to time by such Party. However, Agilent shall give no warranties on SOPHiA Products and SOPHiA shall give no warranties on Agilent Products.

8.4.

DISCLAIMER. EACH OF SOPHIA AND AGILENT DISCLAIM ALL OTHER WARRANTIES, EITHER EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, IN REGARD TO THE SOPHIA PRODUCT AND THE AGILENT PRODUCTS, RESPECTIVELY, AND THE RESPECTIVE SERVICES OF EACH.

Certain confidential information contained in this document, marked by [**], has been omitted because SOPHiA GENETICS SA

(SOPHiA) has determined that the information (i) is not material and (ii) is the type that SOPHiA customarily and actually treats as private or confidential.

9.	INSURANCE

9.1.

Coverage. During the Term, and for a period of [**] thereafter, each Party shall, at its own expense, maintain and carry in full force and effect, at least the following types and amounts of insurance coverage, to be issued by an insurance company with an acceptable rating: (a) commercial general liability with limits [**] in the aggregate, including bodily injury and property damage and product and advertising liability, which policy shall cover the activities of the Party under this Agreement; (b) Worker’s compensation insurance as required under applicable law; and (c) other such insurance as required under applicable laws and regulations.

9.2.

Certificates. Upon request, each Party shall provide the other with copies of the certificates of insurance for all insurance coverage required under subsection 6.1, and shall not do anything to invalidate such insurance. This subsection shall not be construed as waiving, restricting or limiting the liability of either Party for any obligations imposed under this Agreement (such as the obligation to indemnify, defend and hold harmless the other Party under this Agreement).

10.	INDEMNIFICATION AND LIMITATION OF LIABILITY

10.1.

Indemnification. Each Party (the indemnifying party) agrees to indemnify and hold the other Party (the indemnified party) harmless from all claims, losses, expenses, fees including reasonable attorney’s fees (save for Europe where attorney’s fees will be excluded but local legislation will be followed), costs, and judgments to the extent resulting from any third party claim that may be asserted against the indemnified Party that results from (a) a direct result of the Party’s gross negligence, willful misconduct or malfeasance, (b) breaches of this Agreement by the indemnifying party, or (c) any claim alleging that the other party’s use of a licensing party’s Trademarks in accordance with this Agreement infringes upon any intellectual property right of a third party, or (d) a party’s Products infringes any third party intellectual property rights.

10.2.

The indemnified party shall promptly notify the indemnifying party of any such claim in writing and the indemnifying party shall have the right to control the defense, including any settlement thereof; provided that the indemnifying party shall not settle any such claim without indemnified party’s prior written consent, not to be unreasonably withheld. The indemnified party shall reasonably cooperate with the indemnifying party in the defense of any such claim.

10.3.

No consequential damages. NEITHER PARTY HERETO SHALL BE LIABLE FOR SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES ARISING OUT OF THIS AGREEMENT OR THE EXERCISE OF ITS RIGHTS HEREUNDER, INCLUDING LOST PROFITS ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT, REGARDLESS OF ANY NOTICE OF SUCH DAMAGES. NOTHING IN THIS SECTION IS INTENDED TO LIMIT OR RESTRICT THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF EITHER PARTY OR TO LIMIT A PARTY’S LIABILITY FOR BREACHES OF ITS CONFIDENTIALITY OBLIGATIONS.

11.	CONFIDENTIALITY

11.1.

The Parties shall keep confidential all Confidential Information of the other Party, provided that the receiving Party is entitled to disclose to its Affiliates and employees and bona fide third Parties (which, in the case of the SOPHiA, means its authorized end users, resellers and distributors and in the case of Agilent, includes Agilent’s authorized end users, distributors and resellers) Confidential Information only as far as is necessary to enjoy the rights granted or perform the obligations herein. The Parties shall also ensure that all Affiliates, employees and third Parties undertake the same or similar confidentiality obligations. The preceding undertakings shall not apply to information given that the receiving Party can show such information (i) is available in the public domain or is publicly accessible through no fault of the receiving Party, (ii) is obtained by the receiving Party from a third party who had the legal right to disclose the same to the receiving Party without obligation of confidentiality, (iii) is in the receiving Party’s prior possession without obligation of confidentiality, as evidenced by conclusive evidence or (iii) is independently developed by the receiving Party without reference to or use of Confidential Information as evidenced by conclusive evidence.

Certain confidential information contained in this document, marked by [**], has been omitted because SOPHiA GENETICS SA

(SOPHiA) has determined that the information (i) is not material and (ii) is the type that SOPHiA customarily and actually treats as private or confidential.

11.2.

In the event that the receiving Party is required by applicable laws, regulations or court order to disclose any of the disclosing Party’s Confidential Information, the receiving Party shall have the right to disclose any of such Confidential Information; provided that (a) it shall give the disclosing Party immediate notice thereof so that the disclosing Party may seek an appropriate protective order, and (b) it discloses only that portion of such Confidential Information that it is required to disclose. The receiving Party shall reasonably cooperate with the disclosing Party in its efforts to seek such a protective order.

11.3.

Upon termination or expiration of this Agreement or at the disclosing Party’s request, the receiving Party shall return or destroy all documentary, electronic or other tangible forms of the disclosing Party’s Confidential Information, including without limitation any and all copies thereof. Any party conducting a destruction of the aforementioned information shall provide adequate evidence of the information’s destruction. Notwithstanding the foregoing, the receiving Party may retain one copy of the other Party’s Confidential Information solely to monitor its obligations hereunder.

12.	FORCE MAJEURE

Neither Party shall be held responsible to the other Party for any default or delay in the execution of its obligations caused by circumstances beyond its control. Without limiting the generality of the foregoing, natural disasters, strikes, fires, war and insurrections and actions or government or regulatory bodies, which prevent a Party from performing under the Agreement shall be deemed to constitute force majeure, provided however, that the Party that is excused from performance takes all measures necessary to prevent, control or limit the effect of the force majeure so that performance may resume as soon as possible.

13.	RELATIONSHIP OF THE PARTIES

Each Party is an independent contractor, and this Agreement shall not be construed to create any association, partnership, joint venture, employee, or agency relationship between SOPHiA and Agilent for any purpose. Each Party has no authority (and shall not hold itself out as having authority) to bind the other Party and each Party shall not make any agreements or representations on the other Party’s behalf without said other Party’s prior written consent.

14.	TERM AND TERMINATION

14.1.	Term.

a.	Initial Term. The initial term of this agreement begins on the effective date and will continue for two (2) years, unless terminated earlier (“Initial Term”);

b.	Renewal Term by notice. Parties may renew this agreement for successive renewal terms of one (1) year each (“Renewal Term”);

“Term” means the Initial Term together with any Renewal Term(s).

14.2.

Termination. Notwithstanding any other provision of this agreement to the contrary, this agreement, or any extension thereof, may be terminated prior to the expiration of the term by each of the parties

(i)	Upon [**] prior written notice to the other Party.

(ii)

Immediately upon written notice to the other Party where the non-terminating Party is found in material breach of this Agreement and such breach remains uncured for a duration of [**] from the date on which said Party was notified of the breach in writing by the terminating Party.

Certain confidential information contained in this document, marked by [**], has been omitted because SOPHiA GENETICS SA

(SOPHiA) has determined that the information (i) is not material and (ii) is the type that SOPHiA customarily and actually treats as private or confidential.

14.3.	Consequences of termination. Upon termination or expiration of this Agreement, the following shall be put in place between the Parties:

14.3.1.

Termination shall have no consequences upon the obligation of each Party to comply with purchase orders, contracts and other agreements entered into prior to the effective date of such termination of this Agreement and each Party shall have the right to fulfill any such obligations entered into prior to termination, including, without limitation, long-term commitments as appears from their respective contractual arrangements with Leads. The termination of this Agreement shall not terminate the liability of the breaching of defaulting Party, if any, resulting from such breach or default and indemnifiable under Section 10.

14.3.2.

The Parties shall wind down operations of the Complementary Offering in a way that affects as little as possible each Party’s business operations and any Lead or customer’s operations over a course of [**] further to the termination or expiration date. To that end, it is agreed that any agreement concluded between a Party and a Lead on the Complementary Offering shall remain in full force and effect up until the shorter of (i) the non-renewal of the commercial contract for the Complementary Offering (which should be the same for each Product), (ii) the Lead elects to terminate the Agreement, or (c) upon mutual agreement of both Parties and the Lead. This subparagraph shall include multi-year agreements or firm commitments undertook by a Party. Each Party shall continue to support the Complementary Offering for the duration of the customer agreement with Leads.

14.3.3.

The following Sections will survive any expiration or termination of this Agreement: 3, 6, 7.4, 7.5, 10, 11, 14.3 and 15. Notwithstanding the foregoing, the expiration or termination of this Agreement will not relieve the Parties of any liability or obligation that accrued prior to such expiration or termination.

14.3.4.

Upon expiration or termination of this Agreement, each party will cease the display and use of the Trademarks and Products of the other Party and will not use or display the Trademarks or Products of the other Party except as permitted by applicable law.

14.4.	Neither Party will be liable to pay compensation in money nor in kind or any other form for terminating the agreement according to article 12.2.

15.	MISCELLANEOUS

15.1.	Notices. Should a written notice be required under the terms of this Agreement, it shall be sent to the following address, by recommended mail:

If to Agilent:

Agilent Technologies, Inc.

[**]

With copy to:

Agilent Technologies, Inc.

[**]

If to SOPHiA:

SOPHiA GENETICS SA

Rue du Centre 172

Certain confidential information contained in this document, marked by [**], has been omitted because SOPHiA GENETICS SA

(SOPHiA) has determined that the information (i) is not material and (ii) is the type that SOPHiA customarily and actually treats as private or confidential.

1025 St-Sulpice

Switzerland

Attention: [**]

15.2.

Modification and waiver. This Agreement may only be modified or amended by written agreement of both Parties. No amendment or waiver of terms of this Agreement is effective unless it is in writing and signed by both Parties.

15.3.

Waiver of Contractual Right. The failure of either Party to enforce any provision of this Agreement shall not be construed as a waiver of limitation of that Party’s right to subsequently enforce and compel strict compliance with every provision of this Agreement.

15.4.

Governing law. This Agreement is made pursuant to, and shall be construed and enforced exclusively in accordance with, the internal laws of the state of New York, without giving effect to otherwise applicable principles of conflicts of law. The United Nations Convention on Contracts for the International Sales of Goods is excluded in its entirety. The Parties hereby accept the jurisdiction of the federal courts of the state of New York, USA to resolve any dispute arising from this Agreement.

15.5.

Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns and designees; provided, however, that neither party shall have the right to transfer, assign or delegate its rights or obligations under this Agreement or any portion thereof without the prior written consent of an authorized representative of the other party hereto (except that (i) either party may assign this Agreement without such consent to an Affiliate and (ii) either party may assign this Agreement without such consent to an entity which acquires all or substantially all of the assets of such party to which this Agreement relates).

15.6.

Interpretation. This Agreement constitutes the entire agreement and understanding between the Parties concerning the subject matter hereof and supersedes all prior communications, negotiations and agreements concerning the subject matter.

15.7.

Counterparts. This Agreement may be signed in counterparts with the same effect as if the Parties had all signed the same document. All counterparts shall be construed together and constitute one and the same document.

15.8.

Export Control. The Parties agree to comply with all applicable United States laws and regulations that may govern the export of Products or information regarding the Products, including the Export Administration Act of 1979, as amended, any successor legislation, and the Export Administration Regulations issued by the Department of Commerce.

15.9.

No Third Party Beneficiaries. Except as expressly set forth herein, no provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any person or entity other than the Parties hereto and their respective successors and assigns.

Certain confidential information contained in this document, marked by [**], has been omitted because SOPHiA GENETICS SA

(SOPHiA) has determined that the information (i) is not material and (ii) is the type that SOPHiA customarily and actually treats as private or confidential.

IN WITNESS WHEREOF, the said Parties have hereunto set their signatures:

AGILENT TECHNOLOGIES, INC.	SOPHiA GENETICS SA

/s/ Kevin Meldrum	/s/ Daan Van Well
Name: Kevin Meldrum	Name: Daan Van Well
Title: Vice President and General Manager	Title: General Counsel
Date: December 7, 2020	Date: December 18, 2020

/s/ Kevin Puylaert
Name: Kevin Puylaert
Title: VP Business Development
Date: December 18, 2020

Certain confidential information contained in this document, marked by [**], has been omitted because SOPHiA GENETICS SA

(SOPHiA) has determined that the information (i) is not material and (ii) is the type that SOPHiA customarily and actually treats as private or confidential.

SCHEDULE 1

SOPHiA Products

SOPHiA Complementary Offering Product

[**]

Certain confidential information contained in this document, marked by [**], has been omitted because SOPHiA GENETICS SA

(SOPHiA) has determined that the information (i) is not material and (ii) is the type that SOPHiA customarily and actually treats as private or confidential.

SCHEDULE 2

Agilent Products

Agilent Complementary Offering Product

[**]

Non-exclusive Products

[**]

Certain confidential information contained in this document, marked by [**], has been omitted because SOPHiA GENETICS SA

(SOPHiA) has determined that the information (i) is not material and (ii) is the type that SOPHiA customarily and actually treats as private or confidential.

SCHEDULE 3

Territory

The Territory shall include the following: Worldwide.

Certain confidential information contained in this document, marked by [**], has been omitted because SOPHiA GENETICS SA

(SOPHiA) has determined that the information (i) is not material and (ii) is the type that SOPHiA customarily and actually treats as private or confidential.

Schedule 4

Agilent Product Data

Data generated by Agilent and shared with SOPHiA may include the following:

•	[**]

•	[**]

•	[**]

Certain confidential information contained in this document, marked by [**], has been omitted because SOPHiA GENETICS SA

(SOPHiA) has determined that the information (i) is not material and (ii) is the type that SOPHiA customarily and actually treats as private or confidential.

Schedule 5

SOPHiA Product Data

Data generated by SOPHiA and shared with Agilent may include the following:

•	[**]

•	[**]

Certain confidential information contained in this document, marked by [**], has been omitted because SOPHiA GENETICS SA

(SOPHiA) has determined that the information (i) is not material and (ii) is the type that SOPHiA customarily and actually treats as private or confidential.